Exhibit 5.1

King & Spalding LLP 1700 Pennsylvania Avenue NW Washington, DC 2006 Tel: +1 202 737 0500 Fax: +1 202 626 3737 www.kslaw.com

May 12, 2022

Whitestone REIT
2600 South Gessner, Suite 500
Houston, Texas 77063

Ladies and Gentlemen:

    We have acted as counsel to Whitestone REIT, a Maryland corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of the offer and sale, from time to time pursuant to Rule 415 under the Securities Act, of up to $500,000,000 in aggregate amount of one or more series of the following securities of the Company (collectively, the “Securities”): (i) common shares of beneficial interest, par value $0.001 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $0.001 per share (the “Preferred Shares”); (iii) depositary receipts representing fractional interests in Preferred Shares (the “Depositary Shares”); and (iv) subscription rights to purchase Common Shares, Preferred Shares and Depositary Shares (the “Rights”).

In connection with this opinion, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on all documents submitted to us as original documents and the conformity to such original documents of all documents submitted to us as certified, conformed or photographic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates, statements and representations of public officials and representatives of the Company.
In rendering this opinion, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time under the Registration Statement will have been duly authorized and established by necessary corporate action (“Corporate Action”) in accordance with the Company’s Articles of Amendment and Restatement (as amended and supplemented from time to time, the “Charter”) and bylaws and applicable provisions of Maryland corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the valid or binding nature of the obligations represented by the applicable Securities; (ii) at the time the Securities are offered or sold, the Registration Statement and any amendments thereto will be effective and will comply with all applicable laws; (iii) at the time the Securities are offered or sold, a prospectus supplement will have been prepared and filed with the Commission describing the offer and sale of the Securities and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable

Whitestone REIT
May 12, 2022

federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) prior to the issuance of any Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Depositary Shares will be issued under one or more deposit agreements, each deposit agreement to be between the Company and the financial institution identified therein as depositary; (vii) any Rights associated with the Common Shares, Preferred Shares or Depositary Shares will be issued under one or more rights agreements, each to be between the Company and a financial institution identified therein as rights agent; (viii) the Securities to be sold will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Corporate Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and the applicable prospectus supplement; (ix) the Company will remain a Maryland corporation; (x) the Securities will not be issued in violation of the ownership limitations contained in the Charter; (xi) upon the issuance of any Common Shares, including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares (“Common Securities”), the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter; (xii) upon the issuance of any Preferred Shares or Depositary Shares, including Preferred Shares deposited in connection with the issuance of any Depositary Shares and any Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares (“Preferred Securities”), the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter; (xiii) with respect to any Preferred Securities, Articles Supplementary to the Charter setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the Maryland State Department of Assessments and Taxation prior to their issuance (the “Preferred Filings”); (xiv) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned; (xv) the laws of the State of New York will be the governing law with respect to any deposit agreement, warrant agreement and rights agreement; (xvi) any Securities convertible into or exercisable, exchangeable or redeemable for any other Securities will be duly converted, exercised, exchanged or redeemed in accordance with their terms; and (xvii) none of the issuance and delivery of such Securities, the compliance by the Company with the terms of such Securities, nor any action taken in connection with the foregoing, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the deposit agreement for any Depositary Shares and under the rights agreement for any Rights, namely, the depositary or the rights agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party will be duly qualified to engage in the activities contemplated by such deposit agreement or rights agreement, as applicable; that such deposit agreement or rights agreement, as applicable, will have been duly authorized, executed and delivered by the other party and will constitute the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party will be in compliance with respect to performance of its obligations under such deposit agreement or rights agreement, as applicable, with all applicable laws and regulations; and that such other party will have the requisite organizational and legal power and

Whitestone REIT
May 12, 2022

authority to perform its obligations under such deposit agreement or rights agreement, as applicable.
Based on the foregoing, and subject to the additional assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.Any Common Shares, when (i) the terms of their issuance and sale, and all related matters, have been duly authorized and established by Corporate Action and (ii) such Common Shares have been duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Common Shares), will be validly issued, fully paid and non-assessable. The Common Shares covered by the opinion in this paragraph include any Common Securities.
2.Any Preferred Shares, when (i) the terms of the series of such Preferred Shares and of their issuance and sale, and all related matters, have been duly authorized and established by Corporate Action and the Preferred Filings have been completed, and (ii) certificates in the form required under Maryland law representing such Preferred Shares have been executed and countersigned, and duly delivered to the purchasers thereof upon the payment of the consideration therefor (which consideration is not less than the par value of the Preferred Shares), will be validly issued, fully paid and non-assessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Securities and any Preferred Shares that may be represented by Depositary Shares or Rights.
3.Any Depositary Shares, when (i) the terms of the Depositary Shares, of any contract governing or establishing the terms of the Depositary Shares, of the related series of Preferred Shares represented by the Depositary Shares and of the issuance and sale of such Depositary Shares and such related series of Preferred Shares, and all related matters, have been duly authorized and established by Corporate Action and the Preferred Filings have been completed, (ii) any contract governing or establishing the terms of the Depositary Shares has been duly authorized, executed and delivered by the Company, (iii) the shares of the related series of Preferred Shares represented by the Depositary Shares have been duly delivered to the applicable depositary, and (iv) depositary receipts evidencing the Depositary Shares have been duly executed by the Company and countersigned by the applicable depositary against deposit of shares of the related series of Preferred Shares represented by the Depositary Shares in accordance with the terms of any contract governing or establishing the terms of the Depositary Shares and duly delivered to the purchasers thereof upon the payment of the consideration therefor, will constitute valid and binding interests in shares of the related series of Preferred Shares represented by the Depositary Shares and will entitle the holders thereof to the rights specified in any contract governing or establishing the terms of the Depositary Shares, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.
4.Upon Corporate Action and the due execution and delivery of a rights agreement relating to the Rights on behalf of the Company and the rights agent named therein, the Rights will be duly authorized.
This opinion is limited in all respects to the federal laws of the United States of America and the laws of the States of Maryland and New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Whitestone REIT
May 12, 2022

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP